Exhibit 10.1

THIS AGREEMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE “SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 21, 2019, AMONG THE COMPANY (AS DEFINED BELOW), PURCHASERS AND THE OTHER HOLDERS (AS DEFINED BELOW), AND MIDCAP FINANCIAL TRUST, AS ADMINISTRATIVE AGENT FOR THE LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH CURRENT AND FUTURE PURCHASER THAT IS A PARTY TO THIS AGREEMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 21, 2019 (the “Agreement Date”), by and between Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule 1 of this Agreement (together with their successors and assigns, the “Purchasers” and, together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company wishes to sell to the Purchasers the Notes in the original principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) in accordance with Section 2.1 of this Agreement; and

WHEREAS, the Purchasers desire to purchase the Notes from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1                                   General Definitions.  Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Affiliate” means any Person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a

Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Agreement Date” shall have the meaning set forth in the introductory paragraph.

“Applicable Laws” means all statutes, rules and regulations of Governmental Authorities in the United States or elsewhere applicable to the Company and its Subsidiaries.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

“Closing Date” shall have the meaning set forth in Section 2.1 of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, $0.0001 par value, of the Company.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Controlled Equity Offering Sales Agreement” means that certain Controlled Equity Offering Sales Agreement, dated November 29, 2016, by and among the Company and Cantor Fitzgerald & Co.

“Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially 153.8462 shares of Common Stock per $1,000 principal amount of the Notes, subject to adjustment, and to the settlement provisions, as provided in the Note.

“Conversion Shares” shall have the meaning provided therefor in the Notes.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 5.1 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Governmental Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Holder” means, at any time, the Person in whose name the Note is registered in the Register.

“Indebtedness” means (a) indebtedness for borrowed money (including the Notes) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the ordinary course of business, and (l) Contingent Obligations.

“Interest” means any interest accrued but unpaid on the Principal pursuant to the terms of the Notes and this Agreement.

“Interest Rate” means 6.0% per annum.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person.

“Material Adverse Effect” means a material adverse effect on (i) the condition, financial or otherwise, operating results, assets, liabilities, operations or business of the Company and its

Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform any of its material obligations under any of the Note Documents.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Indebtedness” has the meaning set forth in Section 5.1(d) of this Agreement.

“Maturity Date” means March 1, 2026.

“Note Documents” means this Agreement, the Notes and the Registration Rights Agreement.

“Notes” means the Senior Subordinated Convertible Notes issued pursuant to this Agreement by the Company to the Purchasers in the aggregate principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000), substantially in the form attached hereto as Exhibit A.

“Optional Redemption” shall have the meaning provided therefor in the Notes.

“Organizational Documents” means the Certificate of Incorporation, Bylaws or similar documents, each as amended to date, of the Company.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, Governmental Authority or any political subdivision or agency thereof, or any other entity.

“Principal” means the outstanding principal amount of the Notes as of any date of determination.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Agreement Date, shall be the Nasdaq Global Market.

“Register” has the meaning set forth in Section 1.4(b) of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and each of the Purchasers, substantially in the form attached hereto as Exhibit B.

“Registration Statement” means a registration statement on Form S-3 (unless the Company is not then eligible to register for resale the Common Stock on such registration statement, in which case registration shall be on another appropriate form for such purpose) in satisfaction of the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Common Stock.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Required Purchasers” means, at any time, Purchasers holding Notes representing more than 50% of the aggregate principal amount of the Notes outstanding.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Securities” means the Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary or Subsidiaries” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by Company.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

Section 1.2                                   Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Note Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3                                   Business Day Adjustment.  If the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day.

Section 1.4                                   Books and Records; Register.

(a)                                 The Company shall record on its books and records the amount of the Notes, the Interest Rate, all payments of Principal and Interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the principal amount of the Notes outstanding and the Interest and payments thereon.

(b)                                 The Company shall establish and maintain at its address referred to in Section 6.1, (i) a record of ownership (the “Register”) in which the Company agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Purchaser in the Notes, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Purchasers (and any change thereto pursuant to this Agreement), (2) the amount of the Notes and each funding of any participation therein, (3) the amount of any Principal or Interest due and payable or paid, and (4) any other payment received by the Purchasers from the Company and its application to the Notes.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Notes are registered obligations, the right, title and interest of the Purchasers and their assignees in and to the Notes shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.

(d)                                 The Company and the Purchasers shall treat each Person whose name is recorded in the Register as a Purchaser for all purposes of this Agreement. Information contained in the Register with respect to any Purchaser shall be available for access by the Company or such Purchasers at any reasonable time and from time to time upon reasonable prior written notice.

ARTICLE 2

AGREEMENT FOR THE PURCHASE OF THE NOTES

Section 2.1                                   Purchase and Sale of the Notes.  Subject to the conditions set forth in Article 4 of this Agreement, the Purchasers shall purchase and the Company shall issue and sell Notes in the aggregate principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) on a date (“Closing Date”) not more than five (5) Business Days following the Agreement Date, or such later date as mutually agreed by the Parties in writing. Purchasers shall fulfill the purchase of the Notes in accordance with their respective allocations set forth on Schedule 1 hereto.

Section 2.2                                   Payments.  All payments by the Company under any of the Note Documents shall be made without setoff or counterclaim. Payments of any amounts due to the Purchasers under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such financial institution as the Purchasers shall from time to time designate in writing at least five (5) Business Days prior to the date such payment is due. The Company shall pay any and all costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Note Documents, except for costs imposed by the Purchasers’ banking institutions.

Section 2.3                                   Interest.  The outstanding principal amount of the Notes shall bear Interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in a 365-day year).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1                                   Representations and Warranties of the Company.  The Company hereby represents and warrants as of the Agreement Date that:

(a)                                 Since January 1, 2018, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the Commission (collectively, the “SEC Reports”). As of their respective filing dates, each of the SEC Reports complied in all material respects with the requirements of the Exchange Act and no SEC Reports, when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 The Company and each of its Subsidiaries has been duly organized, is validly existing and in good standing under the laws of their respective jurisdictions of organization, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(c)                                  Each of the Note Documents has been duly authorized by the Company and when duly executed and delivered in accordance with its terms by the Parties, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity).

(d)                                 The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the SEC Reports.

(e)                                  The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(f)                                   The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Note Documents will not contravene any Organizational Documents of the Company or any Material Contract, or any judgment, order or decree of any Governmental Authority, agency or court having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement, except those that have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, or the filing with the Commission of one or more Registration Statements pursuant to, and in accordance with, the Registration Rights Agreement. The Company is not in violation of its Organizational Documents. The Company is not in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any Material Contract, except for any such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(g)                                  Since September 30, 2018, there have not been any changes, conditions, events or circumstances which have had, or would reasonably be expected to have, a Material Adverse Effect.

(h)                                 The Company is not, and immediately after issuance of the Notes will not be, an “investment company” within the meaning of the Investment Company Act.

(i)                                     Since September 30, 2018, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (except in connection with the departure of an employee or consultant and pursuant to the terms of an existing agreement between such Person and the Company of which the Purchaser has been advised in writing), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the Company’s capital stock (other than options or equity awards granted under the Company’s equity incentive plans), or the short-term debt or long-term debt of the Company, except in each case as described in the SEC Reports or pursuant to the Controlled Equity Offering Sales Agreement.

(j)                                    The Company and its Subsidiaries maintain a system of effective internal control over financial reporting (as defined under Rule 13a-15 of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports is accurate. Except as disclosed in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in the SEC Reports is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(k)                                 Except as described in the SEC Reports, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the Agreement Date, including any sales pursuant to (i) Rule 144A, (ii) Regulation D or (iii) Regulation S, other than shares of Common Stock issued pursuant to (1) the Controlled Equity Offering Sales Agreement, (2) the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans or (3) outstanding options, rights or warrants.

(l)                                     Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and their compliance with their agreements set forth therein, (i) the Notes will be issued in compliance with all applicable federal and state securities laws and (ii) it is not necessary, in connection with the issuance and sale of the Notes to the Purchasers, to register the Securities under the Securities Act.

(m)                             The issuance of the Notes and the Conversion Shares will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than the Purchasers) and will not result in a right of any holder of the Company’s securities, including the Common Stock, to adjust the exercise, conversion, exchange or reset price under any of such securities. Except (i) the Registration Rights Agreement and (ii) as otherwise disclosed in the SEC Reports, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock, including the Common Stock, to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(n)                                 Neither the Company nor any of its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(o)                                 None of the Company or any of its Affiliates or any other Person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S, and all such Persons have complied with the offering restrictions requirement of Regulation S.

(p)                                 The Company has not (i) taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any other securities of the Company.

(q)                                 The Company and its Subsidiaries acknowledge that each of the Purchasers will rely upon the truth and accuracy of, and their respective compliance with, the representations, warranties, agreements, acknowledgements and understandings of each of the Company and its Subsidiaries set forth herein.

Section 3.2                                   Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants on behalf of itself to the Company as of the Agreement Date that:

(a)                                 Such Purchaser, if an entity, is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b)                                 Each of the Note Documents to which it is a party has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity).

(c)                                  Such Purchaser has full power and authority to purchase the Notes and to enter into and perform its other obligations under each of the Note Documents and carry out the other transactions contemplated thereby.

(d)                                 Each of the Notes and Conversion Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no agreement or understanding, directly or indirectly, or present intention of selling, granting any participation in, or otherwise distributing the Notes or Conversion Shares in violation of applicable federal and state securities laws; provided, however, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time and such Purchaser reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement or an exemption under the Securities Act.

(e)                                  Such Purchaser can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)                                   Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g)                                  Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(h)                                 Such Purchaser has (i) received all the information from the Company and its management that the Purchaser considers necessary or appropriate for deciding whether to purchase the Notes hereunder, including the SEC Reports and (ii) had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects, and the terms and conditions of the offering of the Notes sufficient to enable it to evaluate its investment; provided, that the foregoing does not limit or modify the representations and warranties made by the Company in Section 3.1 of this Agreement or the right of each of the Purchasers to rely thereon.

(i)                                     Such Purchaser did not learn of the offering and sale of the Notes as a result of any general solicitation or general advertising.

(j)                                    Such Purchaser is an “accredited investor” as such term is defined in Regulation D.

(k)                                 Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. The Purchaser’s responses in the questionnaire delivered to the Company by the Purchaser related to qualification under Rule 506(d)(1) of the Securities Act are true and correct as of the Agreement Date and will remain true and correct as of the Closing Date.

ARTICLE 4

CONDITIONS OF PURCHASE OF THE NOTES.

Section 4.1                                   Conditions to the Sale of the Notes.  The obligation of the Company to issue and sell the Notes to each Purchaser shall be subject to the fulfillment of the following conditions:

(a)                                 The Company shall have received executed counterparts of the Note Documents from each Purchaser;

(b)                                 The Purchaser shall have delivered the purchase price for the Notes to the Company in accordance with this Agreement; and

(c)                                  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

Section 4.2                                   Conditions to the Purchase of the Notes.  The obligation of the Purchasers to purchase the Notes shall be subject to the fulfillment of the following conditions:

(a)                                 The Purchasers shall have received executed counterparts of the Note Documents from the Company, including the executed Notes dated as of the Closing Date;

(b)                                 No Default or Event of Default shall have occurred on or prior to the Closing Date; and

(c)                                  The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

Section 4.3                                   Mutual Conditions to Closing.  The obligation of the Company to issue and sell the Notes to each Purchaser and the obligation of the Purchasers to purchase the Notes shall be subject to the fulfillment of the following conditions:

(a)                                 There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Purchasers that questions the validity of any of the Note Documents, the right of the Company or the Purchasers to enter into any of the Note Documents or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Purchasers as a result of the consummation of the transactions contemplated by any of the Note Documents; and

(b)                                 No provision of any Applicable Law, and no judgment, injunction (whether preliminary or permanent), order or decree, that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by any of the Note Documents shall be in effect.

ARTICLE 5
EVENTS OF DEFAULT

Section 5.1                                   Events of Default.  If one or more of the events specified in this Section 5.1 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Purchasers, by written notice to the Company, may declare the Principal of, and accrued and unpaid Interest on, all of the Notes or any part of any of them to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company, and may take any further action available at law or in equity, including, without limitation, the sale of the Notes and all other rights acquired in connection with the Notes. An Event of Default shall be deemed to have occurred if:

(a)                                 The Company shall have failed to make payment of Principal and Interest on any Note when due and payable on the Maturity Date, upon any Optional Redemption, upon declaration of acceleration or otherwise;

(b)                                 The Company shall have failed to comply with its obligation to convert the Notes in accordance with the Note Documents upon exercise of a Holder’s conversion right and such failure continues for a period of three (3) Business Days;

(c)                                  The Company shall have failed to comply with the due observance or performance of any covenant contained in this Agreement (other than the covenants described in (a) and (b) above or as otherwise expressly provided in this Section 5.1) or in the other Note Documents and such default is not remedied by the Company or waived by the Required Purchasers within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Applicable Law) after the receipt by the Company of notice from the Required Purchasers of such default;

(d)                                 (i) The Company defaults under or breaches any Material Contract (after any applicable grace period contained therein), or a Material Contract shall be terminated by any party thereto (other than the Company) prior to the expiration thereof, or there is a loss of a material right of the Company under any Material Contract to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Effect, (ii) (A) the Company fails to make (after any applicable grace period) any payment when due on any Indebtedness of the Company having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof or (iii) the Company defaults (beyond any applicable grace period) under any obligation for payments due or other material obligation under any lease agreement for the Company’s principal place of business; provided, that in each of the foregoing clauses (i), (ii) and (iii), the waiver (to be evidenced in writing) of any such default, breach or failure by the counterparty to any such contract, instrument or agreement shall be deemed a waiver of the Event of Default arising under this Section 5.1(d).

(e)                                  (i) The Company shall generally not pay its debts as such debts become due, admits in writing its inability to pay its debts generally, makes a general assignment for the benefit of creditors, or ceases doing business as a going concern, (ii) any proceeding shall be instituted by or against the Company seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) the Company, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iii) the

Company takes any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(f)                                   (i) any court order enjoins, restrains, or prevents the Company from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against the Company, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of One Hundred Thousand Dollars ($100,000) shall be rendered against the Company and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect; or

(g)                                  The Common Stock ceases to either be (i) listed on the Principal Trading Market or (ii) registered under Section 12 of the Exchange Act.

Section 5.2                                   Notice of Defaults. Within five (5) Business Days of any officer of the Company becoming aware of any Default or Event of Default, the Company shall give written notice of such Default or Event of Default to the holders of all outstanding Notes. If a Holder shall give any notice to the Company or take any other actions to the Knowledge of any officer of the Company in respect of a claimed Default or Event of Default, the Company shall promptly give written notice to all other Holders at the time outstanding, describing such notice or action and the nature of the claimed Default or Event of Default.

Section 5.3                                   Remedies Cumulative; Holder Remedies. No right, power or remedy conferred upon any Holder will be exclusive, and each such right, power or remedy will be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity, or by statute or otherwise.  For the avoidance of doubt, only the Required Purchasers shall have the right to exercise remedies, as provided in Section 5.1, and no Holder that does not hold more than 50% of the aggregate principal amount of the Notes outstanding shall have any right to enforce or initiate any proceeding with respect to this Agreement or the Note.

Section 5.4                                   Remedies not Waived. No course of dealing between the Company and any Purchaser or any Holder, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity, or by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 5.4 will not be construed or applied so as to negate the provisions and intent of any statute that is otherwise applicable.

ARTICLE 6

MISCELLANEOUS

Section 6.1                                   Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered United States mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by certified or registered United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or when received by electronic mail if received during normal business hours of the recipient on a Business Day, or if not so received, on the next Business Day, in each case addressed to a Party. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by giving the other Party written notice thereof in accordance with the terms of this Section 6.1:

If to the Company:

Ocular Therapeutix, Inc.
15 Crosby Drive, Suite 101
Bedford, MA 01730
Attn: Chief Financial Officer
E-Mail: dnotman@ocutx.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attn: Brian Johnson, Esq.
Email:  brian.johnson@wilmerhale.com

If to the Purchasers: To the address set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 6.2                                   Waiver of Notice.  Whenever any notice is required to be given to any of the Purchasers or the Company under any of the Note Documents, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3                                   Reimbursement of Legal and Other Expenses.  If any amount owing to any of the Purchasers under any Note Document shall be collected through enforcement of any of the Note Documents or restructuring of the Notes in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Company shall pay all reasonable and documented external attorneys’ and other fees and out-of-pocket expenses incurred in respect of such collection.

Section 6.4                                   Amendment and Waiver.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Purchasers.

Section 6.5                                   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the choice of law principles thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.6                                   Successors and Assigns.  This Agreement and the Registration Rights Agreement shall bind and inure to the respective successors and assigns of the Parties. The Company may assign this Agreement and the Registration Rights Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Purchasers; provided, that, the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement. A Purchaser may sell, assign, pledge or otherwise transfer the Notes in accordance with the transfer provisions set forth in Section 12 of the Note. Upon a Purchaser’s assignment of a Note, such Purchaser shall provide notice of the transfer to Company for recordation in the Register pursuant to Section 1.4 of this Agreement. Upon receipt of a notice of a transfer of an interest in a Note, the Company shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Purchaser hereunder.

Section 6.7                                   Covenant to Reserve Shares of Common Stock for Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the Company, solely for the purpose of delivery upon conversion of the Notes as herein provided, such number of shares of Common Stock as shall then be deliverable upon the conversion of the Notes. All shares of Common Stock which shall be so deliverable shall, when issued, be duly and validly issued and fully paid and non-assessable. Before taking any action which would cause an adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such Conversion Price as so adjusted.

Section 6.8                                   Entire Agreement.  The Note Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. Except as otherwise provided herein, the provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by an authorized representative of each Party.

Section 6.9                                   Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.10                            Counterparts.  This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.11                            Survival.

(a)                                 This Agreement and all agreements, representations and warranties made in the Note Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the purchase of the Notes hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Note Documents shall have been fully paid in accordance with the provisions thereof, and the Purchasers shall not be deemed to have waived, by reason of purchasing the Notes, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Purchasers may have had notice of any such Event of Default or may have had notice that such representation or warranty was false or misleading at the time the Notes were purchased.

(b)                                 The obligations of the Company under Section 1.4 of this Agreement and the obligations of the Company and the Purchasers under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes or the termination of this Agreement or any provision hereof.

Section 6.12                            No Waiver.  Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege under any Note Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Note Document preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default under any Note Document constitute a waiver of any other right, power, privilege or default under any Note Document. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Purchasers upon any default under this Agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Purchasers in respect of any such default, or any acquiescence by any of them therein, affect or impair any right, power or remedy of the Purchasers in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.13                            No Usury.  The Note Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Purchaser for the proceeds of the purchase of the Notes exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Purchasers shall ever receive anything which might be deemed interest under Applicable Law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes, or if such deemed excessive interest exceeds the unpaid balance of Principal of the Notes, such deemed excess shall be refunded to the Company. All sums paid or agreed to be paid to the Purchasers with respect to the Notes shall, to the extent permitted by Applicable Law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the deemed rate of interest on account of the Notes is uniform throughout the term thereof.  The terms and provisions of this Section 6.13 shall control and supersede every other provision of this Agreement and the Notes.

Section 6.14                            Several Obligations.  The obligations of the Purchasers under the Note Documents shall be several and not joint.

Section 6.15                            Further Assurances.  From time to time, each Party shall perform any and all acts and execute and deliver to the other Parties such additional documents as may be necessary or as requested by another Party to carry out the purposes of any Note Document or to preserve and protect the rights of such other Party as contemplated therein.

Section 6.16                            Subordination Agreement.  Each Holder, whether an initial Purchaser on the date hereof or any subsequent Holder by assignment or other transfer, acknowledges and agrees that the repayment of the Notes and the Holders’ rights and remedies hereunder, are in all respects subject to the terms of the Subordination Agreement.  Each Holder further (a) acknowledges that it has received a copy of the Subordination Agreement and agrees to be bound thereby as if an original signatory thereto as a “Subordinated Creditor” and (b) irrevocably appoints, designates and authorizes Cap 1 LLC, or its assignee, as Subordinated Agent to take such action or refrain from taking any action on its behalf under the provisions of the Subordination Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto.  Subject to the Subordination Agreement, Cap 1 LLC may assign its rights as Subordinated Agent to any assignee that acquires more than 50% of the aggregate principal amount of the Notes outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed as of the 21st day of February, 2019.

COMPANY:

OCULAR THERAPEUTIX, INC.

By:	/s/ Donald Notman
Name:	Donald Notman
Title:	Chief Financial Officer

[Senior Subordinated Convertible Notes — Note Purchase Agreement (Ocular)]

PURCHASERS:

CAP 1 LLC

By:	/s/ David Sackler
Name:	David Sackler
Title:

Address:

c/o Summer Road LLC
655 Madison Avenue, 19th Floor
New York, New York 10065
Attn: Richard A. Silberberg, Chief Operating Officer
Email:

With a copy to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Attn: Frank S. Vellucci, Esq.
Email: frank.vellucci@nortonrosefulbright.com

[Senior Subordinated Convertible Notes — Note Purchase Agreement (Ocular)]

SCHEDULE 1

PURCHASER	PRINCIPAL AMOUNT OF NOTES
Cap 1 LLC	$37,500,000

Exhibit A

FORM OF NOTE

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.  IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION THE COMPANY RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE “SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 21, 2019, AMONG THE COMPANY (AS DEFINED BELOW), CAP 1 LLC, AS AGENT FOR HOLDER AND ALL OTHER HOLDERS (AS DEFINED IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW)), AND MIDCAP FINANCIAL TRUST, AS ADMINISTRATIVE AGENT FOR THE LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND THE HOLDER OF THIS NOTE, AND EACH FUTURE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SENIOR SUBORDINATED CONVERTIBLE NOTE

Issuance Date: March 1, 2019	Principal: U.S. $

FOR VALUE RECEIVED, OCULAR THERAPEUTIX, INC., a Delaware corporation (the “Company”), hereby promises to pay to [                          ], or its registered assigns (the “Holder”) the principal amount of                         ($                ) pursuant to, and in accordance with, the terms of that certain Note Purchase Agreement, dated as of February 21, 2019, by and among the Company and the Purchasers set forth on Schedule 1 thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Note Purchase Agreement”).  The Company hereby promises to pay accrued and unpaid Interest (as defined below) as set forth below.  This Senior Subordinated Convertible Note (including all Senior Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is one of the Senior Subordinated Convertible Notes issued pursuant to the Note Purchase Agreement (collectively, including all Senior Subordinated Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”).  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

1.                                      Definitions.

(a)                                 Certain Defined Terms.  For purposes of this Note, the following terms shall have the following meanings:

(i)                                     “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.  As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)                                  “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

(iii)                               “Cash Settlement” shall have the meaning set forth in Section 4(e)(i).

(iv)                              “Combination Settlement” shall have the meaning set forth in Section 4(e)(i).

(v)                                 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

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(vi)                              “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(vii)                           “Conversion Date” means any of a Corporate Transaction Conversion Date or a Holder Conversion Date.

(viii)                        “Conversion Notice” shall have the meaning set forth in Section 4(a).

(ix)                              “Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.

(x)                                 “Conversion Rate” means, initially 153.8462 Shares per $1,000 principal amount of the Notes, subject to adjustment, and to the settlement provisions, as provided in this Note.

(xi)                              “Conversion Shares” means the Shares issued or issuable upon the conversion of the Note.

(xii)                           “Corporate Transaction” means any of the following events occurring prior to or on the Maturity Date: (1) except as described in clause (2) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock; (2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (other than a transaction described in clause (B) below), (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets, or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s direct or indirect wholly-owned subsidiaries; provided, however, that neither (i) a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s capital stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the capital stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (ii) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity shall be deemed a Corporate Transaction; or (3) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).  A transaction or transactions described in clause (2) above shall not constitute a Corporate

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Transaction if at least 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights.

(xiii)                        “Corporate Transaction Conversion Date” means the date of delivery of a Corporate Transaction Conversion Notice pursuant to Section 4(b).

(xiv)                       “Corporate Transaction Conversion Notice” shall have the meaning set forth in Section 4(b).

(xv)                          “Corporate Transaction Notice” means a notice specifying that a Corporate Transaction has occurred, the material terms and conditions of the Corporate Transaction and specifying the Repurchase Date.

(xvi)                       “Corporate Transaction Repurchase Date” shall have the meaning set forth in Section 13.

(xvii)                    “Corporate Transaction Repurchase Notice” shall have the meaning set forth in Section 13.

(xviii)                 “Corporate Transaction Repurchase Option” shall have the meaning set forth in Section 13.

(xix)                       “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5.0% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

(xx)                          “Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 20.

(xxi)                       “Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

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(xxii)                    “Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OCUL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(xxiii)                 “Dollars” or “$” means United States Dollars.

(xxiv)                “Effective Date” shall have the meaning set forth in Section 4(c)(ii).

(xxv)                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xxvi)                “Holder Conversion Date” means the date of delivery of a Conversion Notice pursuant to Section 4(a).

(xxvii)             “Interest” means any interest accrued on the Principal pursuant to the terms of this Note and the Note Purchase Agreement.

(xxviii)          “Issuance Date” means March 1, 2019, regardless of any exchange or replacement hereof.

(xxix)                “Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

(xxx)                   “Make-Whole Consideration” shall have the meaning set forth in Section 4(c)(i).

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(xxxi)                “Maturity Date” means March 1, 2026.

(xxxii)             “Notice of Optional Redemption” shall have the meaning set forth in Section 3(b).

(xxxiii)          “Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii) below, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Conversion Date and (ii) if the relevant Conversion Date occurs on the second Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

(xxxiv)         “Optional Redemption” shall have the meaning set forth in Section 3(a).

(xxxv)            “Optional Redemption Date” shall have the meaning set forth in Section 3(b).

(xxxvi)         “Optional Redemption Price” means, for any Notes, or portion thereof, to be redeemed pursuant to Section 3(a), 100% of the Principal amount of such Notes, or portion thereof, plus accrued and unpaid Interest, if any, to, but excluding, the Optional Redemption Date.

(xxxvii)      “Ownership Cap” shall have the meaning set forth in Section 4(a).

(xxxviii)   “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or a political subdivision thereof.

(xxxix)         “Physical Settlement” shall have the meaning set forth in Section 4(e)(i).

(xl)                              “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xli)                           “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Agreement Agreement, shall be the Nasdaq Global Market.

(xlii)                        “Repurchase Consideration” shall have the meaning set forth in Section 13.

(xliii)                     “Required Note Holders” means Holders of more than 50% of the aggregate principal amount of the Notes outstanding.

(xliv)                    “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

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(xlv)                       “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Principal Trading Market or the other principal securities exchange or other securities market or quotation system on which the Common Stock is then being traded.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

(xlvi)                    “SEC” means the Securities and Exchange Commission.

(xlvii)                 “Securities Act” means the Securities Act of 1933, as amended.

(xlviii)              “Settlement Amount” shall have the meaning set forth in Section 4(e)(i).

(xlix)                    “Settlement Notice” shall have the meaning set forth in Section 4(e)(i).

(l)                                     “Shares” means shares of Common Stock.

(li)                                  “Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen settlement method.

(lii)                               “Stock Price” shall have the meaning set forth in Section 4(c)(iii).

(liii)                            “Trading Day” means any day on which the Common Stock is traded for any period on the Principal Trading Market or the other principal securities exchange or other securities market or quotation system on which the Common Stock is then being traded.

(liv)                           Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(lv)                              “Transfer Delivery Period” shall have the meaning set forth in Section 12(b).

2.                                      Payment Terms; Maturity.  Simple interest on the unpaid principal balance of this Note will accrue at the rate of 6.0% per annum. Accrual of interest will commence on the Issuance Date, will continue until this Note is fully paid, and will be payable in a single installment at maturity as set forth below. The interest rate will be computed on the basis of the actual number of days elapsed in a 365-day year. If not sooner redeemed pursuant to Section 3, converted pursuant to Section 4 or repurchased pursuant to Section 13, the entire unpaid principal balance, together with all accrued but unpaid Interest, will be due and payable in cash on March 1, 2026. All payments of Interest and Principal will be made in lawful money of the United States of America and will be made pro rata among all Holders, without any deduction by way of set-off, counterclaim, or otherwise. All payments will be applied first to Interest and thereafter to Principal. All payments will be made to the Holders at their respective

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addresses set forth in the Agreement or at such other address as is provided in writing to the Company.

3.                                      Redemption.

(a)                                 This Note shall not be redeemable by the Company prior to March 1, 2022. On and after March 1, 2022, the Company may, at its option, redeem (an “Optional Redemption”) for cash all or any portion of this Note, at the Optional Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Rate then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Optional Redemption (as defined below) in accordance with this Section 3(b).

(b)                                 In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of this Note pursuant to Section 3(a), the Company shall give the Holder fifteen (15) Business Days’ prior written notice of any such Optional Redemption (the “Notice of Optional Redemption”) and shall fix a date for redemption (the “Optional Redemption Date”). Upon receipt of a Notice of Optional Redemption, the Holder may surrender all or any portion of their Notes for conversion pursuant to Section 4(a) at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Optional Redemption Date.  After that time, the right to convert shall expire, unless the Company defaults in the payment of the Optional Redemption Price, in which case the Holder may convert its Notes until the Optional Redemption Price has been paid or duly provided for. If fewer than all of the outstanding Notes are to be redeemed, the Company shall redeem the Notes on a pro rata basis among all Holders.  If any Note selected for partial redemption is submitted for conversion  pursuant to Section 4(a) in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

4.                                      Conversion Rights.  This Note may be converted on the terms and conditions set forth in this Section 4.

(a)                                 Conversion at Option of the Holder.  On or after the date hereof and prior to the second Trading Day immediately preceding the Maturity Date, the Holder shall be entitled to convert all or any part of the Principal (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof) in accordance with Section 4(e) at the Conversion Rate.  Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note and the Company shall not otherwise issue any Shares pursuant hereto or the Note Purchase Agreement, to the extent that, (i) upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 19.99% of the total number of Shares

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issued and outstanding (the “Ownership Cap”) or (ii) such issuance, when aggregated with any other Shares theretofore or simultaneously therewith issued to or otherwise beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would otherwise result in a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b).  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.  Upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to the Holder the number of Shares then outstanding.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to the Holder to pay the value of the Conversion Shares in cash. To exercise a Conversion pursuant to this Section 4(a) on any Holder Conversion Date, the Holder shall transmit by electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company as set forth in the Note Purchase Agreement.

(b)                                 Corporate Transaction Conversion. If a Corporate Transaction occurs at any time, the Holder shall have the right and option, but not the obligation, to convert all of the unpaid Principal at the Conversion Rate and receive a cash payment equal to (i) the outstanding accrued but unpaid Interest under this Note to, but excluding, the Corporate Transaction Conversion Date (to the extent such date occurs prior to the Maturity Date) plus (ii) the Make-Whole Consideration as described in Section 4(c) as full and complete satisfaction of all obligations under this Note. The Company will provide a Corporate Transaction Notice in no event later than fifteen (15) Business Days from when the Company first becomes aware of such a Corporate Transaction. The Holder may elect a conversion pursuant to this Section 4(b) by delivering a written notice of its election to exercise its conversion right (the “Corporate Transaction Conversion Notice”) not more than ten (10) Business Days after receiving the Corporate Transaction Notice. Such Corporate Transaction Conversion Notice will be binding upon delivery and will constitute an irrevocable election by the Holder.

(c)                                  Make-Whole Consideration.

(i)                   If a Corporate Transaction occurs prior to the Maturity Date, and the Holder elects to convert its Notes in connection with such Corporate Transaction, the Company shall, under the circumstances described below, include as additional consideration an additional cash payment for the Notes so surrendered for conversion (the “Make-Whole Consideration”), as described below.

(ii)                The amount of Make-Whole Consideration, if any, shall be determined by reference to the table below, based on the date on which the Corporate Transaction occurs (each, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Corporate Transaction.  The Stock Price

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shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Corporate Transaction.

(iii)             The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(iv)            The following table sets forth the amount of Make-Whole Consideration per $1,000 principal amount of Notes pursuant to this Section 4(c) for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$3.61	$4.00	$5.00	$6.50	$7.00	$8.45	$10.00	$15.00	$20.00	$25.00	$50.00	$75.00
March 1, 2019	$444.61	$428.91	$387.36	$289.90	$282.77	$250.99	$224.63	$166.50	$135.17	$116.54	$58.39	$0.00
March 1, 2020	$444.61	$422.82	$365.85	$250.07	$243.92	$216.51	$193.77	$143.63	$116.60	$100.53	$50.37	$0.00
March 1, 2021	$444.61	$416.74	$344.34	$210.24	$205.08	$182.03	$162.91	$120.75	$98.03	$84.52	$42.34	$0.00
March 1, 2022	$444.61	$410.65	$322.82	$170.42	$166.23	$147.55	$132.05	$97.88	$79.46	$68.51	$34.32	$0.00
March 1, 2023	$444.61	$404.57	$301.31	$130.59	$127.38	$113.06	$101.19	$75.00	$60.89	$52.50	$26.30	$0.00
March 1, 2024	$444.61	$398.48	$279.80	$90.76	$88.53	$78.58	$70.33	$52.13	$42.32	$36.49	$18.28	$0.00
March 1, 2025	$444.61	$392.39	$258.28	$50.94	$49.68	$44.10	$39.47	$29.25	$23.75	$20.47	$10.26	$0.00
March 1, 2026	$444.61	$384.61	$230.76	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(v)               The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(A)             if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the amount of Make-Whole Consideration shall be determined by a straight-line interpolation between the amount of Make-Whole Consideration set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(B)             if the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (iii) above), no Make-Whole Consideration shall be payable; and

(C)             if the Stock Price is less than $3.61 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (iii) above), no Make-Whole Consideration shall be payable.

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Notwithstanding the foregoing, in no event shall the amount of Make-Whole Consideration per $1,000 principal amount of Notes exceed $444.61.

(d)           Conversion Rate Adjustment.  If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (B) subdivide the outstanding Common Stock into a larger number of Shares, (C) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of capital stock which, if this Note had been converted immediately prior to such date (without regard to the Ownership Cap), such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.  If a dividend on the Common Stock payable in shares of its capital stock (including Common Stock) is declared and such dividend is not paid, the Conversion Rate shall again be adjusted to be the Conversion Rate, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 4(d) from and after such record date).

(e)           Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(i)            Settlement Method.  Upon conversion of this Note pursuant to Section 4(a) or Section 4(b), the Company shall pay or deliver, as the case may be, to the Holder, in respect of each $1,000 principal amount of Notes being converted, (A) cash (“Cash Settlement”), (B) Shares, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock (“Physical Settlement”), or (C) a combination of cash and Shares, together with cash, if applicable, in lieu of delivering any fractional Shares (“Combination Settlement”), at its election, in each case plus a cash payment for accrued and unpaid Interest to, but excluding, the date of settlement. In respect of any Conversion Date, the Company shall deliver a notice (the “Settlement Notice”) of the relevant settlement method in respect of such Conversion Date, the Company shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date.  If the Company does not elect a settlement method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company delivers a Settlement Notice electing Combination Settlement but does not indicate a Specified

10

Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. The cash, Shares (and cash in lieu of any fractional shares) or a combination of cash and Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)             if the Company elects to satisfy such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Shares equal to the Conversion Rate in effect on the Conversion Date;

(B)             if the Company elects to satisfy such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days during the related Observation Period; and

(C)             if the Company elects to satisfy such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days during the related Observation Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Holder of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Shares.

(ii)           Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate or the Make-Whole Consideration, the Company shall issue to the Holder the number of Conversion Shares and the amount of cash that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate or the Make-Whole Consideration to the Company’s independent registered public accounting firm, as the case may be.  The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations.

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Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iii)          Record Holder.  The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery of the Conversion Notice via electronic mail or otherwise in accordance with the terms hereof.

(iv)          Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed.  The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption.  Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(f)            Legends.

(i)            Restrictive Legend.  The Holder understands that until such time as this Note or the Conversion Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Note and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“[THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY][THESE SHARES OF COMMON STOCK] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE [SECURITIES][COMMON STOCK] MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION THE COMPANY RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF ANY EXEMPTION

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FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

5.             Repurchase at Holder’s Option Upon a Corporate Transaction.

(a)           Generally.  If a Corporate Transaction occurs at any time, the Holder shall have the right and option, but not the obligation, to cause the Company to purchase on the Corporate Transaction Repurchase Date (as defined below) all or any portion of the unpaid Principal amount of this Note (the “Corporate Transaction Repurchase Option”) that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date specified by the Company (the “Corporate Transaction Repurchase Date”) that is not less than fifteen (15) Business Days following the date of the Corporate Transaction Notice for a purchase price in cash (the “Repurchase Consideration”) equal to the sum of: (i) 100% of the Principal amount of this Note to be purchased; plus (ii) accrued and unpaid Interest thereon, to but excluding the Repurchase Date (to the extent such date occurs prior to the Maturity Date).

(b)           Required Notices.  The Company shall promptly provide the Holder with the Corporate Transaction Notice, but in no event later than fifteen (15) Business Days from when the Company first becomes aware of such a Corporate Transaction.  The Holder may deliver to the Company written notice of its election to exercise its repurchase right (the “Corporate Transaction Repurchase Notice”) on or before the close of business on the Business Day immediately preceding the Corporate Transaction Repurchase Date.

(c)           Payment of Consideration.  The Company shall pay to the Holder on the Corporate Transaction Repurchase Date, the Repurchase Consideration by wire transfer of immediately available funds against the delivery to the Company of this Note, and this Note shall be cancelled and retired; provided, however, that if only a portion of the principal amount of this Note is being purchased, then the Company shall, concurrently with such delivery, duly execute and deliver to the Holder a new Note of the same tenor as this Note, but with a principal amount equal to the principal amount of the portion of this Note not being purchased. Notwithstanding the foregoing, in the event that a Holder exercises the Corporate Transaction Repurchase Option and the Company fails to pay the Repurchase Consideration in full due to the Company maintaining insufficient funds to pay such Repurchase Consideration, (i) this Note and the then outstanding Principal plus all accrued and unpaid Interest thereon shall remain outstanding until the date the Holder receives the Repurchase Consideration in full, (ii) Interest on the Principal shall continue to accrue (up until the Holder receives the Repurchase Consideration in full) and (iii) the Holder shall maintain all of its rights and remedies under the Note Documents.

6.             No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

7.             Voting Rights.  Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until delivery of the Conversion Shares.

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8.             Amendment; Waiver.  The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

9.             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).  No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.          Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Note Purchase Agreement and shall not be construed against any Person as the drafter hereof.

11.          Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.          Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.1 of the Note Purchase Agreement.

13.          Restrictions on Transfer.

(a)           Registration or Exemption Required.  This Note has been issued in a transaction exempt from the registration requirements set forth under the Securities Act. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

(b)           Assignment; Transfer.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. The Holder may sell, assign, pledge or otherwise transfer this Note if: (i) the Holder shall have delivered three (3) days’ prior written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee; (ii) other than in the case of an assignment or transfer pursuant to an effective

14

registration statement filed with the SEC covering the disposition of this Note or pursuant to Rule 144, the Holder shall have delivered to the Company a legal opinion reasonably acceptable to the Company to the effect that the Note to be transferred may be transferred pursuant to an exemption from registration under the Securities Act; and (iii) the Holder shall have otherwise complied with Section 6.6 of the Note Purchase Agreement. The Company shall effect the assignment within three (3) Business Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by the Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. The Ownership Cap shall remain in place upon assignment of this Note.

14.          Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, or receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

15.          Cancellation.  After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

16.          Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

17.          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the choice of law principles thereof. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under the Note Purchase Agreement and agrees that such service shall constitute

15

good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

18.          Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

19.          Execution.  A PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of PDF or other reproduction of this Note, or the fact that any signature was transmitted by e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

20.          Subordination Agreement.  Each Holder of this Note, whether the initial Holder on the date hereof or any subsequent Holder by assignment or other transfer, acknowledges and agrees that the repayment of this Note and such Holder’s rights and remedies hereunder, are in all respects subject to the terms of the Subordination Agreement.  Each Holder further (a) acknowledges that it has received a copy of the Subordination Agreement and agrees to be bound thereby as if an original signatory thereto as a “Subordinated Creditor” and (b) irrevocably appoints, designates and authorizes Cap 1 LLC, or its assignee, as Subordinated Agent to take such action or refrain from taking any action on its behalf under the provisions of the Subordination Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

[Signature page follows]

16

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

OCULAR THERAPEUTIX, INC.

By:
Name:	Donald Notman
Title:	Chief Financial Officer

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Subordinated Convertible Note (the “Note”) of OCULAR THERAPEUTIX, INC., a Delaware corporation (the “Company”), in the original principal amount of $[                            ].  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Email Address:

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

Exhibit B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Subordinated Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $                 from Ocular Therapeutix, Inc., a Delaware corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint                                attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: , 20[ ]
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

[ See attached.]